Exhibit 99.1

Contacts:	Joyce Schuldt, Executive VP & CFO Pioneer Drilling Company 210-828-7689 Ken Dennard / ksdennard@drg-e.com Lisa Elliott / lelliott@drg-e.com DRG&E / 713-529-6600

    FOR IMMEDIATE RELEASE

PIONEER DRILLING COMPANY

CHANGES FISCAL YEAR-END TO DECEMBER 31

December 12, 2007 – SAN ANTONIO, TEXAS – Pioneer Drilling Company (AMEX:PDC) (“the Company”) today announced that its Board of Directors approved a change of its fiscal year-end from March 31 to December 31. This change was implemented to align the Company’s U.S. reporting period with the required Colombian statutory reporting period as well as the reporting periods of its peer companies.

The change will be effective for the current fiscal year, which will represent a 9-month period from April 1, 2007 through December 31, 2007. Financial reporting for the 12-month periods ended March 31, 2007 and 2006 are unaffected by the change in fiscal year-end.

About Pioneer Drilling Company

Pioneer Drilling provides land contract drilling services to independent and major oil and gas operators drilling wells in Texas, Louisiana, Oklahoma, Kansas and in the Rocky Mountain region and internationally in Colombia. Its fleet consists of 69 land drilling rigs that drill in depth ranges between 6,000 and 18,000 feet.

# # #